Exhibit 4.15
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED AND MARKED WITH “[***].” SUCH INFORMATION IS IMMATERIAL AND IS CUSTOMARILY AND ACTUALLY TREATED AS PRIVATE OR CONFIDENTIAL.

Nomination Agreement

Dated 04.11.2022

between

CARIAD SE

Berliner Ring 2

38440 Wolfsburg

Deutschland

hereafter referred to as “CARIAD” -

and the Company

Innoviz Technologies Ltd

532167254

2 Amal

4809202 Rosh HaAyin

Israel

hereafter referred to as the “supplier” -

both hereafter collectively referred to as the “parties” -

Contact Person CARIAD SE

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“The English Translation is for information only. This Agreement and its terms shall be construed according to German law. If the English meaning in the courtesy translation differs from the German legal meaning of this agreement and its terms, the German meaning shall apply.”

Concerning the following project scope

Forward Sourcing Request for Quotation No.:

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the supplier has submitted quotations and conducted the corresponding negotiations with CARIAD. Based on the latest Status of the negotiations, which is documented in the most recent quotation and/or fax relating to the negotiations for the respective component, CARIAD commissions the supplier to develop, manufacture and deliver the following components for production (delivery item).

Component	Quotation date	Negotiation fax	Tech. specification	Companies

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The provisions stipulated in the negotiation fax (to the extent that such a fax is indicated for the respective component) take precedence over the provisions of this Nomination Agreement – except for the contract parties and entitled beneficiary group companies that are designated in the Nomination Agreement.

Preliminary remarks

The delivery item is obtained by the following Group companies: [***] (users) refer to table above. The supplier has been selected by CARIAD under the indication that the item is a component that will be obtained from the supplier by the other Volkswagen Group companies listed above.

This CARIAD Nomination Agreement governs the commissioning of the planned component/assembly capacities (Appendices 1 and 2 of this Nomination Agreement, CARIAD column) for the locations of use indicated in Appendix 2. The terms and conditions represented and agreed upon in this Nomination Agreement and in Appendix 1 apply to said CARIAD capacities. Appendices 1 and 2 are an integral part of this Nomination Agreement. If additional users are contemplated pursuant to these appendices and of the table above, the corresponding capacities will be nominated within the next four weeks by means of Nomination Agreements/letters provided by the actual Volkswagen Group companies making use of them after the present nomination agreement has been accepted. Within this context, CARIAD and the supplier hereby agree that these companies shall be entitled to invoke the terms and conditions herein, and the supplier hereby agrees that it will grant these terms and conditions to these Volkswagen Group companies as well.

As far as CARIAD is not a user of the components mentioned in the above table and has according to this no planned capacities in appendix 2, the Nomination Agreement at hand applies exclusively as agreement of conditions for the subsequent Nomination Agreements between the particular users and suppliers.

1. Subject matter of the contract

1.1.  CARIAD commissions the supplier with the series development, series production, and series delivery of the components specified in Appendix 1 according to the relevant specifications set forth in Appendix 1 for unrestricted use by CARIAD within the scope of the capacities agreed below. The naming of any vehicle projects shall not constitute a specification of the purpose for which the delivery items are to be used.

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1.2.   The supplier shall procure the raw materials, auxiliary materials, and operating supplies required for production under its own responsibility. Any related costs shall be considered as compensated with the payment of the relevant unit price unless a separate agreement regarding individual raw materials is entered into.

1.3.  According to the negotiated quotation, the supplier will manufacture the components that are the subject matter of the contract in the production location(s) resulting from Appendix 1 and supply them to the agreed delivery location.

The supplier hereby agrees, in the event of a company change (name change), a substantial change of ownership structure and in the event of a change in production/delivery location(s) following nomination, to notify all CARIAD contact persons in writing and to ensure and procure all required release(s) for the new production/delivery location(s) from CARIAD in advance (e.g., for the performance of component sampling from production at a new location).

1.4.  The supplier must ensure that the technical and technological capacities required as per Appendix 1 are available at the specified times.

These capacities must be available per part number and

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The supplier hereby agrees, in the event that scheduling delays emerge with respect to ensuring that said capacities are available, to immediately notify the relevant CARIAD Procurement contact person in writing.

1.5.  The supplier must provide the required machine and system capacities in order to ensure the performance of the subject matter of this contract. Furthermore, the supplier hereby agrees to produce, and transfer to CARIAD, any special operating equipment required for producing the components that are the subject matter of this contract.

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CARIAD will order any such special operating equipment provided by the supplier separately from this Nomination Agreement on the basis of the negotiated tool costs indicated in Appendix 1 for CARIAD.

Any further special operating equipment, specified in the “Tool breakdown” column of Appendix 1, for which a different group company bears the investment, will be commissioned separately by the respective group company, on the basis of the negotiated tool costs indicated in Appendix 1.

The supplier shall ensure that the special operating equipment provided by it and paid for by CARIAD is sufficient for securing the agreed capacities resulting from Appendix 1. Additional operating equipment will not be compensated for by CARIAD, and its cost must be included in the agreed unit price by the supplier.

The aforementioned tool costs for special operating equipment are commissioned by a separate order (AZ-order) under Volkswagen AG’s terms and conditions for special operating equipment in the version valid when the quotation was submitted. Within this context, the supplier hereby agrees to enter the exact designation for the special operating equipment in the www.VWGroupSupply.com application “Tool and Change Management” as part of the required resources process and to notify the relevant Procurement contact person accordingly.

1.6.   At the request of CARIAD, the supplier will supply prototypes to CARIAD as per the Prototype Shop Data Sheet under the conditions resulting from appendix 1 (section “Prototypes”). The production of prototype special production equipment and the delivery of prototype parts require a separate order issued by CARIAD and sent to the supplier in accordance with the conditions determined in the appendix. This order is issued in addition to the present nomination agreement.

The placement of orders for prototype special production equipment is subject to the “Terms for Prototype Special Production Equipment of Volkswagen AG” valid at the time of the order placement. The order is handled separately via the so called “AZ” (Wolfsburg order)/“AH” (Hannover order) order process. In this context, the supplier is obliged to compile a production equipment documentation in the “Prototype Tools” application on www.VWGroupSupply.com.

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The price for prototype parts includes packaging. Place and terms of delivery for prototype parts are specified in the prototype order.

If the prototypes are not used by CARIAD, but by a third party instead, CARIAD shall disclose the name and information of said third party to the supplier, and the supplier shall be obligated to supply said third party with prototypes under the preceding terms and conditions. In this case, performance will occur on behalf and account of said third party.

1.7.  Furthermore, the subject matter of this Nomination Agreement includes the supplier’s obligation to manufacture and deliver spare parts and after-sales service parts for the components that constitute the subject matter of this contract during the components’ period from SOP to EOP and for a period[***] unless otherwise agreed by the parties by means of a separate agreement. Regarding the supply of CARIAD with spare parts and after-sales service parts, the “Conditions for the Supply of the Volkswagen Group with Volkswagen Original Parts” in the version valid when the quotation was submitted apply.

In regard to spare parts and after-sales service parts, the supplier will receive separate orders on or after SOP. The spare part unit price during the relevant series Service life shall be equal to the series component’s ex works price. Price reductions determined for serial components also apply to identical genuine parts.

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1.8.   The supplier shall ensure that the components that are the subject matter of this contract meet the agreed Performance Specifications and functional and specification requirements to their full extent.

The supplier shall ensure that the products that are the subject matter of this contract fully comply with the environmental, material and substance requirements defined in VW 91100, VW 91101, VW 91102 and VW 50156.

The supplier must ensure that components, operating supplies and process materials which remain on the vehicle or are intended for the supply of spare parts can be used worldwide in accordance with the respective legal requirements on substances and materials (in particular chemicals, heavy metals, persistent organic pollutants and biocides). The intended uses and legal deadlines must be taken into account.

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Furthermore, the supplier shall provide notification about the material composition in accordance with the requirements and deadlines specified in VW 91101 and VW 50156 and shall immediately provide notification of any changes, enquiries by governmental authorities and doubts about worldwide applicability.

If this volume contains any components that require CCC, the supplier shall be obliged to hand over all necessary certificates (production site certificate, component certificate, permission of printing) to CARIAD.

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To the extent the subject matter of the contract includes a control unit with software scopes or software for control units, the supplier accordingly confirms its compliance with the processes and the performance and documentation requirements set forth in LAH.893.909.D - Special Characteristics in Software and/or Handling of Non-Commissioned Software Content. The supplier is required to comply with these when developing and manufacturing the contractual subject matter.

The LAH.893.909.D - Special Characteristics in Software and/or Handling of Non-Commissioned Software Content is available for download in the login area of the supplier platform www.VWGroupSupply.com under the area R&D Services (Information > Divisions > Research & Development > R&D Services).

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1.10. If Appendix 1 includes optional scopes, said scopes shall be automatically covered by the subject matter of this contract if CARIAD exercises its right of option.

2. omitted

3. Prices

3.1. The basis for the commissioning of the supplier is formed by the technical and commercial contents of the supplier’s quotation/negotiation fax shown in Appendix 1.

3.2. Unless otherwise agreed in writing on a case-by-case basis with deviating provisions, all the services to be rendered by the supplier, as well as the associated costs, shall be considered as paid for with the unit price.

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3.3. If appendix 1 (section “Development costs”) specifies development costs that are to be invoiced and paid separately, these costs are subject to an additional agreement with CARIAD Design Engineering. This case requires a separate order.

4. Designated parts

4.1. A designated part is present if CARIAD has selected the supplier of the designated part (designated part supplier) for a component that will be installed directly in a system and/or assembly scope and makes an agreement with this supplier regarding the performance contents and the commercial conditions and agrees with the so-called designated part supplier that the delivery is not directly to CARIAD, but to a third party named by or to be named by CARIAD.

4.2. The components that form the subject of this agreement are so-called designated parts.

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CARIAD is commissioning you as a designated part supplier in respect of the aforementioned components. By accepting the order, you undertake to deliver the components to

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5. Competitive capacity

5.1. The supplier must ensure that the components that are the subject matter of this contract are able to successfully

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5.2. Within this context, CARIAD is entitled to check this competitiveness.

6. Prerequisite for introduction into series production, agreed deadlines

6.1. The prerequisite for introduction into series production with the intended supplier proportion is for the supplier to meet the goals agreed and indicated in Appendix 1 by the pre-series release vehicle (VFF) deadline, especially in regard to:

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6.3. A detailed schedule for the award scope will be provided to the supplier in the LION application (supplier parts information online) at www.VWGroupSupply.com. The supplier will be notified separately when the dates are provided in LION. The supplier hereby agrees to enter and maintain its schedule for the contract award scope within the specified period (normally three weeks) in the LION application.

6.4. The supplier hereby agrees to ensure compliance with the preceding deadlines, even if they are postponed on short notice by CARIAD, by taking all measures available to it.

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6.5. The supplier shall begin with the development, together with the CARIAD Design Engineering Department and in accordance with the Performance Specifications assigned here, upon entering this agreement.

7. Quality Requirements

If the component contains electric / electronic sub-components, the supplier shall as part of the hardware documentation in accordance with the component and cross-section specifications and the Formula Q New Parts Integral provide at least the following information on the electronic components installed as part of the sample folder:

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(Hardware Management Online) system on the Group Business Platform under www.VWGroupSupply.com.

Information of the components and elements for a new products are initially entered by the supplier during product development and qualification phase. The complete dataset for the series production must be provided in time for design approval / initial sampling at the latest.

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7.1. The supplier hereby agrees to ensure and maintain the quality level required and requested by CARIAD in terms of quality capability and quality performance, as well as a corresponding failure strategy for its production facilities and systems, in order to ensure that CARIAD plants are properly supplied.

All quality assurance activities during the development and pre-series phases up to all required quality assurance measures during series production and After Sales are defined in the documents listed below, and apply, upon conclusion of this Nomination Agreement in the respective valid version provided at www.VWGroupSupply.com, unless defined in an individual agreement:

-	Quality Management Agreement Between the Companies of the Volkswagen Group and its Suppliers (Formel Q - konkret).

-	Supplier quality capability (Formel Q - Capability).

-	Target Agreement on Quality Capability.

-	Overall Quality Management in the Supply Chain Product creation - Formula Q New Parts Integral.

In the case of scopes with software/software-determined systems, the following shall apply in addition:

-	Group Basic Software Requirements (KGAS),

-	Formula Q capability software.

If cyber security-relevant scope are also affected, the following also applies:

-	Cyber Security Basic Requirements (CSGA).

In addition, the project specific provisions in Appendix 1 as well as the standards and documents referred to therein apply.

Arrangements from a QTR conversation (Quality Technical Requirement) for the technical plausibility check of the offer or a potential analysis are an integral part of the contractual agreements.

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7.4.   If the quality capability of the production facility that the supplier has specified for this award scope is rated with a “B” or “C” by CARIAD at the time this agreement is entered into or during the supply period, the supplier is obligated, pursuant to the Formel Q - Capability, to define and implement measures that ensure that said production facility will eam an “A” rating.

The supplier undertakes to send a corresponding action plan to the named contact person of CARIAD within the time frame set by CARIAD, taking into account the needs of the supplier, but at the latest within 2 weeks after the audit by CARIAD, and to confirm their effectiveness after the measures have been completed.

The further details are described in the Target Agreement on Quality Capability.

7.5.  If a supplier’s production facility named in Appendix 1 does not receive a positive audit result (classification “A” or “B”) in two successive audits, the supplier will ensure the delivery from a location audited by CARIAD and rated with a minimum grade of “B”, under the same terms and conditions without delay. All legal and other agreed rights of CARIAD remain unaffected.

7.6.  CARIAD shall be entitled to have relevant departments from own subsidiaries or other Volkswagen Group companies perform the activities described in the preceding sub-paragraphs. The supplier hereby agrees to support them as if though said activities were being carried out by CARIAD itself.

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8. Logistics process

8.1. The applicable logistics specifications and documents referred to in the Quotation apply.

8.2. If award-specific logistics agreements are made with the responsible Procurement department, these shall have priority.

8.3. If a final decision on the work and logistics concept to be provided by the supplier is still outstanding, a separate agreement must be made with the respective Logistics department depending on the final decision.

8.4. The production/delivery location specified in Appendix 1 is binding. Any change to the production and/or delivery location must be agreed with the responsible Procurement department and the approvals on the side of CARIAD must be obtained by the supplier. No change of location is possible without the prior written authorisation of the responsible Procurement department. If the supplier changes the production and/or delivery location without the prior written authorisation of the responsible Procurement department, they shall reimburse any costs incurred by CARIAD and the Companies affiliated to Volkswagen AG as defined in section 15 AktG [German Stock Corporation Act].

9.  Support provided by CARIAD

9.1. For the event that the supplier runs into problems that may lead to schedule delays or to supply interruptions with the deliveries intended for CARIAD or for production facilities specified by CARIAD while performing its contractual obligations with respect to CARIAD, CARIAD has expert teams available to Support the supplier in fixing the causes of said problems. If the supplier, due to reasons for which it is responsible, uses these expert teams in a manner other than that planned, CARIAD reserves the right to bill the supplier for any costs incurred as a result.

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10. Supply Assurance

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11. Work results, rights to work results

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11.6. omitted

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12. Changes

12.1.  All optimizations and modifications required for ensuring that functional, appeal, and quality aspects are in line with known CARIAD Standards and for complying with the specifications and common goals until SOP shall be taken into account in the supplier’s part prices.

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12.3.  Any additional changes or contract amendments, to the extent necessary, will be mutually negotiated and agreed upon between CARIAD and the Supplier.

13. No Introduction into series production

13.1.  If the supplier does not meet the prerequisites for the introduction into series production of the components that are the subject matter of this contract, or, due to other reasons falling within its area of responsibility, is not awarded series delivery thereof, the supplier shall not have any valid Claims against CARIAD.

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14. Contact persons: Data Protection

14.1. If you have any questions, please contact the listed contact person for the appropriate department.

You will find the Logistics contact persons of the respective production plants on the B2B supplier platform (www.VWGroupSupply.com, Section Logistics documents).

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14.2. Where the supplier is given access to personal data in the course of rendering contractual performances, it shall ensure compliance with applicable data protection law. Personal data in particular will be processed solely for purposes of rendering contractual performances (purpose limitation). The supplier warrants the protection of data by limiting the access of its personnel to the data to the absolutely necessary minimum, by obtaining binding written undertakings from its personnel to respect data confidentiality, and by instructing these persons as to the provisions of data protection law which they must observe. The supplier shall furnish proof of its compliance with the foregoing to CARIAD upon request.

The supplier warrants that it shall protect personal data in accordance with the technical state of the art.

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Where the supplier is to process personal data on behalf of CARIAD or acts as a joint controller, it must first enter necessary data protection agreement, which CARIAD shall provide.

The agreement is to be concluded before the supplier is given access to personal data of CARIAD.

15. Final provisions

15.1. In addition to the preceding provisions, Volkswagen AG’s Terms of Purchase for Production Material in the version valid when the quotation was submitted, and the rights and obligations resulting from the documents enclosed with the request for quotation, including for example the Volkswagen Group requirements regarding sustainability in its relationships with business partners (Code of Conduct for Business Partners) and the Contractual Terms for Customs and Foreign Trade Law,

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15.2. With regard to Section V. of the Terms of Purchase for Production Material, enterprises affiliated with Volkswagen AG within the meaning of §§ 15 ff. of the German Stock Corporation Law (AktG) shall not be considered to be third parties.

15.3.  In the event of suspension of payments, or of the opening of insolvency proceedings, CARIAD shall be entitled to an extraordinary right of termination for good cause without previous notice.

15.4. The appendices are an integral part of this Nomination Agreement.

15.5. If the supplier has its registered Office outside of the Federal Republic of Germany, CARIAD and the supplier agree as a Supplement to Section XV.6. of the “Terms of Purchase for Production Material”, that for all disputes or bases for any Claim arising out of the entering into the contract or the implementation of the contract (including all Orders and call-offs) the exclusive court of jurisdiction is the court responsible for the registered Office of CARIAD.

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15.6.    This Nomination Agreement is legally binding for CARIAD without hand-written signatures corresponding to the names printed below.

This agreement legally comes into effect for both parties when the supplier is accepted in the eNominationAgroomont (eNA) application found in the Volkswagen Group Business Platform www.VWGroupSupply.com.

i.V./p.p.

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List of Appendices:

-  Appendix 1 Part Details

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20221004_Important_Information_eNA_Innoviz_signed_1

-  V-fax Innoviz_inkl. SideLetter_unterschrieben

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20221104_Important_Information_eNA_and_attachements _Innoviz_signed

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